SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|
Check the appropriate box:
 |_|  Preliminary Proxy Statement    |_| Confidential, for use of the Commission
 |X|  Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
 |_|  Definitive Additional Materials
 |_|  Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


                              BIG CITY BAGELS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:


         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:

--------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                             BIG CITY BAGELS, INC.

                                99 Woodbury Road
                           Hicksville, New York 11801



                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


                                  June 17, 1997



                NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Big City Bagels, Inc. ("Company") will be held at the offices of Graubard Mollen & Miller at 600 Third Avenue, New York, New York 10016, on Tuesday, June 17, 1997, at 10:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:

1. To elect five directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

                The Board of Directors has fixed the close of business on April 30, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                           By Order of the Board of Directors



                                           Stanley Raphael, Secretary

Hicksville, New York
May 23, 1997

                              BIG CITY BAGELS, INC.



                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 17, 1997


                This Proxy Statement and the accompanying form of proxy is furnished to shareholders of Big City Bagels, Inc. ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the Annual Meeting of Shareholders to be held at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, on Tuesday, June 17, 1997, at 10:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy. Unless otherwise specified in the form of proxy, shares represented by proxies will be voted "FOR" the election of the nominees listed herein and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any adjournments thereof. In such unanticipated event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                The Company's executive offices are located at 99 Woodbury Road, Hicksville, New York 11801. On or about May 23, 1997, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 1996, are to be mailed to each shareholder of record at the close of business on April 30, 1997.

                                VOTING SECURITIES

                The Board of Directors has fixed the close of business on April 30, 1997, as the record date for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of April 30, 1997, the Company had issued and outstanding 4,932,021 shares of Common Stock, the Company's only class of voting securities outstanding. Each shareholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy. The election of directors requires a plurality of votes cast at the Annual Meeting with respect to the election of directors. "Plurality" means that the five nominees who receive the largest number of votes cast "FOR" will be elected as directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. On any such matter, abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome.

                The following table sets forth certain information as of April 30, 1997, with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer whose compensation exceeded $100,000 in the year ended December 31, 1996, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

                                                                                   Amount and Nature of            Percent
Name and Address of Beneficial Owner (1)                                           Beneficial Ownership           of Class
-----------------------------------------                                          --------------------           --------
Management Group (2)..........................................................          2,895,456                   58.2%
Mark Weinreb..................................................................            869,538(3)(4)             17.6%
Jerry Rosner..................................................................            800,154(3)(4)             16.2%
Stanley Weinreb...............................................................            615,851(3)(4)             12.5%
Stanley Raphael...............................................................            609,913(3)(4)(5)          12.3%
Stephen J. Drescher...........................................................             32,500(4)(6)               *
All executive officers and directors
  as a group (five persons)...................................................          2,927,956(7)                58.5%
---------------------------------
*       Less than 1%

(1) The address of each of the persons listed, other than Mr. Rosner and Mr. Drescher, is c/o Big City Bagels, Inc. 99 Woodbury Road, Hicksville, New York 11801. Mr. Rosner's address is c/o Big City Bagels, Inc. 151 Kalmus Drive, C-100, Costa Mesa, California 92626. Mr. Drescher's address is c/o Monroe Parker Securities, Inc., 2500 Westchester Avenue, Purchase, New York 10577.

(2) The Management Group consists of Messrs. Mark Weinreb, Jerry Rosner, Stanley Weinreb and Stanley Raphael, each of whom is a party to, and has agreed to vote their shares in accordance with, the Founders' Shareholder Agreement described below. Each of the members of this group shares voting power with respect to the shares of Common Stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(3)  Does not include shares held by other members of the Management  Group (see
     Note 2) with respect to which each member shares voting power with the other members of such group.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(5) Includes 5,938 shares of Common Stock owned by Trade Consultants, Inc. Pension Fund, of which Mr. Raphael is the trustee.

(6) Includes 11,250 shares of Common Stock and 11,250 shares of Common Stock underlying Class A Redeemable Common Stock Purchase Warrants ("Warrants") issuable upon exercise of a purchase option issued to Mr. Drescher as a designee of Monroe Parker Securities, Inc., the underwriter of the Company's initial public offering.

(7) Includes an aggregate of 50,000 shares of Common Stock issuable to the directors of the Company upon exercise of currently exercisable options.


Founders' Shareholder Agreement

     Messrs. Mark Weinreb, Jerry Rosner, Stanley Weinreb and Stanley Raphael are parties to the Founders' Shareholder Agreement and the shares of Common Stock beneficially owned by them are subject to the terms of the Founders'

Shareholder Agreement. Pursuant to the Founders' Shareholder Agreement, each of these members has agreed to vote his shares for the election of each of the other members of the group as a director of the Company as long as each such other member owns at least 100,000 shares of Common Stock. In addition, the members have granted a right of first refusal to the others with respect to any sales of Common Stock held by them other than pursuant to a registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder.


                        PROPOSAL I: ELECTION OF DIRECTORS

                The Board of Directors consists of five members, including Mark Weinreb, Chairman of the Board, Jerry Rosner, Stanley Weinreb, Stanley Raphael and Stephen J. Drescher. The term of the directors will expire on the date of this year's Annual Meeting. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

                Five persons will be elected at the Annual Meeting to serve as directors for a term of one year and until their successors have been duly elected and qualified. The Board of Directors has nominated Mark Weinreb, Jerry Rosner, Stanley Weinreb, Stanley Raphael and Stephen J. Drescher as the candidates for election. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of these nominees. In case any of the nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About the Nominees

                 Mark Weinreb has been the Chairman of the Board and Chief Executive Officer of the Company since its inception in December 1992 and is 44 years old. From 1975 to 1989, Mr. Weinreb was employed by Bio Health Laboratories, Inc. ("Bio Health"), a medical testing laboratory, and from 1985 to 1989, he was an owner and vice president of Bio Health, which was sold in 1989. During his tenure at Bio Health, Mr. Weinreb was responsible for day-to-day operations, including overseeing the technical aspects of the laboratory, negotiating property and equipment leases and handling financing proposals, mergers and acquisitions. From 1989 to 1992, Mr. Weinreb managed his private investments. Mark Weinreb is the son of Stanley Weinreb.

                Jerry Rosner has been President, Chief Operating Officer and a director of the Company since inception and is 37 years old. From 1983 to August 1995, Mr. Rosner was President and co-owner of Bagel Boss East, Inc. ("Bagel Boss"), a company that owned and operated a bagel store in Bay Shore, New York. At Bagel Boss, Mr. Rosner was responsible for all aspects of operations, including production, recipe development, equipment purchases, lease negotiations, labor relations and wholesale operations. Mr. Rosner has over 20 years of experience in the bagel industry.

                Stanley Weinreb has been Vice President and a director of the Company since inception and is 69 years old. From 1952 to 1989, he was President and owner of Bio Health, a company which he founded. During his tenure at Bio Health, Mr. Weinreb was the medical director of the laboratory and was responsible for quality control, obtaining state and federal licenses and regulatory compliance. Stanley Weinreb is the father of Mark Weinreb.

                Stanley Raphael has been Secretary and a director of the Company since inception and is 61 years old. Since 1984, he has served as President and a director of Trade Consultants, Inc., a management consulting company. Prior to 1984, Mr. Raphael was an international trader of oils, chemicals and petrochemicals. He currently is a director of Edge Petroleum Corp.

                Stephen J. Drescher has been a director of the Company since October 1996 and is 34 years old. From September 1993 to January 1996, Mr. Drescher served as the President and Chief Executive Officer of Questron Technology, Inc., a company that provides mediation and arbitration services. Since June 1995, Mr. Drescher has served as the Director of Corporate Finance at Monroe Parker Securities, Inc. ("Underwriter"), the underwriter of the Company's initial public offering. Pursuant to the Underwriting Agreement between the Company and the Underwriter, until May 1999, the Company is required to nominate a person selected by the Underwriter and reasonably acceptable to the Company for election to serve as a member of the Company's Board of Directors. Mr. Drescher is the designee of the Underwriter. Mr. Drescher also has been a licensed attorney since 1989. He currently is a director of Dualstar Technologies Corporation and Sonics & Materials, Inc.

                The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

                During the year ended December 31, 1996, the Company's Board of Directors held three meetings and acted by unanimous written consent on five occasions. The Company does not have a standing audit, compensation or nominating committee.

Executive Compensation

                The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and each of the other most highly paid executive officers whose compensation exceeded $100,000 in the year ended December 31, 1996:


                                    SUMMARY COMPENSATION TABLE

                                                               Annual Compensation
                                                                                  Other Annual
                                                    Salary         Bonus          Compensation
Name and Principal Position            Year          ($)            ($)               ($)
---------------------------            -----       --------       -------        --------------
Mark Weinreb                           1996         149,000         --                --
        Chairman of the Board and      1995          17,138         --                --
        Chief Executive Officer
Jerry Rosner                           1996         149,000         --                --
        President                      1995          17,138         --                --

=================================  ============  ============= ============== ====================


                The executive officers of the Company named above routinely receive other benefits from the Company, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during the year ended December 31, 1996 did not exceed the lesser of $50,000 or 10% of the compensation set forth above as to any named individual.

Employment Agreements

                The Company has entered into employment agreements with each of Mark Weinreb, its Chairman of the Board and Chief Executive Officer and Jerry Rosner, its President and Chief Operating Officer, providing for initial three-year terms commencing January 1, 1996, and base annual salaries of $125,000 until completion of the Company's initial public offering (which was completed in May 1996) and $165,000 thereafter, plus annual 10% increases. These agreements also provide that the Company will continue to pay the base salary to the employee or legal representative in the event of the employee's termination due to disability or death for a six-month period following termination. The agreements contain provisions prohibiting the employee from competing with the Company during the term of employment and for a period of two years thereafter.

1996 Performance Equity Plan

                In March 1996, the Company adopted the 1996 Performance Equity Plan ("1996 Plan"). The 1996 Plan authorizes the granting of awards of up to 350,000 shares of Common Stock to the Company's key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as "Incentive" stock options under
Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1996 Plan.

                On March 31st of each calendar year during the term of the 1996 Plan, assuming there are enough shares then available for grant under the 1996 Plan, each person who is then a director of the Company will be awarded stock options to purchase 10,000 shares of Common Stock at the fair market value thereof (as determined in accordance with the 1996 Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years. These are the only awards which may be granted to a director of the Company under the 1996 Plan. The 1996 Plan is administered by the Board of Directors which determines the persons (other than directors) to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the exercisability thereof, subject to the provisions of the 1996 Plan.

                In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Nonqualified stock options granted under the 1996 Plan are also required to have exercise prices not less than the fair market value of the Common Stock on the date of grant.

                The 1996 Plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d), but excluding certain shareholders of the Company, acquires beneficial ownership of more than 25% of the Company's outstanding shares of Common Stock.

Compliance with Section 16(a) of the Exchange Act

                Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, the Company believes that all Section 16(a) reporting requirements were complied with during the year ended December 31, 1996.

Certain Relationships and Related Transactions

                Since the Company's inception, its operations have been partially funded from time to time by loans to the Company made directly by Messrs. Mark Weinreb, Stanley Weinreb and Stanley Raphael, or indirectly through corporations controlled by Messrs. Mark Weinreb and Stanley Weinreb, certain amounts of which have been repaid (the "Shareholder Loans"). At December 31, 1995, the principal amount of the Shareholder Loans, which bear interest at 10% per annum, aggregated $462,468, of which an aggregate of $375,000 was paid during the year ended December 31, 1996, and the balance is payable in equal monthly installments of $12,000, which commenced in January 1997.

                Pumpernickel Partners, L.P. ("Pumpernickel Partners") was a Delaware limited partnership formed in August 1993 that owned and operated two Big City Bagels franchises in Costa Mesa and Laguna Niguel, California. Messrs. Mark Weinreb, Stanley Weinreb and Stanley Raphael each owned 22.5%, and Jerry Rosner owned 10%, of the general partner, Bagel Partners, Inc. ("Bagel
Partners"), which owned a 5% interest in Pumpernickel Partners. The remaining 22.5% interest of Bagel Partners was owned by an individual responsible for the day-to-day operations of the two stores operated by Pumpernickel Partners. Messrs. Mark Weinreb, Stanley Weinreb and Stanley Raphael also owned a 6.9%, 6.9% and 3.45% limited partnership interest in Pumpernickel Partners, respectively. Immediately prior to the closing of the Company's initial public offering, all of the limited partners of Pumpernickel Partners contributed to the Company their limited partnership interests in Pumpernickel Partners, and all of the shareholders of Bagel Partners contributed to the Company all of the capital stock of Bagel Partners in exchange for an aggregate of 181,250 shares of Common Stock of the Company. As a result of their interests in Bagel Partners and Pumpernickel Partners, Messrs. Mark

Weinreb, Jerry Rosner, Stanley Weinreb and Stanley Raphael received 13,913, 904, 13,913 and 7,975 shares of Common Stock, respectively.

                In connection with the Company's initial public offering in May 1996, the Company agreed to sell to the Underwriter, for a nominal fee, Unit Purchase Options to purchase up to an aggregate of 112,500 units ("Units"), each Unit consisting of one share of Common Stock and one Warrant. The Unit Purchase Options are exercisable at $4.80 per Unit from May 1997 to May 2001. As a designee of the Underwriter, Stephen Drescher, the Director of Corporate Finance of the Underwriter and now a director of the Company, received 11,250 Unit Purchase Options. Pursuant to the Underwriting Agreement, the Company also engaged the Underwriter as its financial consultant until May 1998 for a monthly fee of $1,000.


                             INDEPENDENT ACCOUNTANTS

                The Board of Directors has selected the independent accounting firm of Richard A. Eisner & Company, LLP as the auditors of the Company for the year ending December 31, 1997. A representative of Richard A. Eisner & Company, LLP, the auditors of the Company for the year ended December 31, 1996, is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

                           1998 SHAREHOLDER PROPOSALS

                In order for shareholder proposals for the 1998 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Hicksville, New York not later than January 23, 1998.

                             SOLICITATION OF PROXIES

                The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                                  OTHER MATTERS

                The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.



                                                  Stanley Raphael, Secretary


Hicksville, New York
May 23, 1997

                          BIG CITY BAGELS, INC. - PROXY
                       Solicited By The Board Of Directors
                 for Annual Meeting To Be Held on June 17, 1997


P          The undersigned shareholder(s) of BIG CITY BAGELS, INC., a New York corporation ("Company"), hereby appoints Mark Weinreb, Jerry Rosner and
R Stanley Raphael, or any of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of the
O undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June
X 17, 1997 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are
Y      given, this proxy will be voted FOR all of the following proposals:

     1. Election of the following Directors:

 FOR all nominees listed below except        WITHHOLD AUTHORITY to vote for all
 as marked to the contrary below |_|               nominees listed below  |_|

Mark Weinreb Jerry Rosner  Stanley Weinreb  Stanley Raphael  Stephen J. Drescher

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

              -----------------------------------------------------




     2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.



                                            Date ________________________, 1997


                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                  Signature if held jointly


     Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.







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